                                                          Exhibit No. EX-99.p.10

                                 CODE OF ETHICS

                            WESTERN ASSET INCOME FUND
                        WESTERN ASSET MANAGEMENT COMPANY
                    WESTERN ASSET MANAGEMENT COMPANY LIMITED
                            WESTERN ASSET FUNDS, INC.
                         WESTERN ASSET PREMIER BOND FUND
                 WESTERN ASSET/CLAYMORE U.S. TREASURY INFLATION
                            PROTECTED SECURITIES FUND
                 WESTERN ASSET/CLAYMORE U.S. TREASURY INFLATION
                           PROTECTED SECURITIES FUND 2
                 WESTERN ASSET/CLAYMORE U.S. TREASURY INFLATION
                           PROTECTED SECURITIES FUND 3

                                REVISED JULY 2007

A.   Adoption of Code of Ethics by Western  Asset and the Funds:  Western  Asset
     Management Company,  Western Asset Management Company Pte. Ltd. and Western
     Asset Management Company Limited (referred to generally as "Western Asset")
     act as fiduciaries and, as such, are entrusted to act in the best interests of all clients, including investment companies.  Accordingly, Western Asset has adopted  this Code of Ethics in order to ensure that  employees  uphold their  fiduciary  obligations  and  to  place  the  interests  of  clients, including the Funds, before their own.

     In addition,  Western  Asset Income Fund,  Western Asset Premier Bond Fund,
     Western Asset Funds, Inc., Western  Asset/Claymore  U.S. Treasury Inflation
     Protected  Securities Fund, Western  Asset/Claymore U.S. Treasury Inflation
     Protected  Securities  Fund  2 and  Western  Asset/Claymore  U.S.  Treasury
     Inflation  Protected  Securities  Fund  3  (referred  to  generally  as the
     "Funds")  have also  adopted  this  Code of Ethics in order to ensure  that
     persons   associated   with   the   Funds,   including   Directors/Trustees
     ("Directors"),  honor their fiduciary  commitment to place the interests of the Funds before their own.

B.   Regulatory  Requirement:  The Investment  Company Act of 1940 requires each investment company (i.e., the Funds), as well as its investment adviser and principal  underwriter,  to  adopt  a code  of  ethics.  In  addition,  the
     Investment  Advisers Act of 1940 requires each  investment  adviser  (i.e.,
     Western  Asset) to adopt a code of  ethics.  Both Acts  also  require  that records be kept relating to the administration of the Code of Ethics.  This
     Code of Ethics shall be read and  interpreted in a manner  consistent  with these Acts and their related rules.

C.   Compliance with  Applicable Law: All persons  associated with Western Asset are  obligated  to  understand  and  comply  with their  obligations  under applicable law. Among other things, laws and regulations make clear that it is illegal to defraud  clients and Funds in any manner,  mislead clients or
     Funds by  affirmative  statement or by omitting a material fact that should be  disclosed,  or to engage in any  manipulative  conduct  with respect to clients, Funds, or the trading of securities.

D.   Confidential Information: All persons associated with Western Asset and the
     Funds may be in a position  to know  about  client  identities,  investment objectives,  funding levels,  and future plans as well as information about the  transactions  that  Western  Asset  executes  on their  behalf and the securities  holdings in their accounts.  All this information is considered confidential and must not be shared unless otherwise permitted.

E.   Avoiding  Conflicts of Interest:  Neither  Western Asset employees nor Fund
     Directors may take advantage of their  knowledge or position to place their interests  ahead of Western Asset clients or the Funds, as the case may be.
     Different  obligations  may apply to different  persons  under this Code of
     Ethics,  but this duty  includes an obligation  not to improperly  trade in personal

     investment  accounts,  as  well  as  an  obligation  to  maintain  complete objectivity and independence in making decisions that impact the management of client  assets,  including the Funds.  Western Asset  employees and Fund
     Directors  must  disclose  all  material  facts  concerning  any  potential conflict of interest that may arise to the Funds' Chief Compliance  Officer or the Western Asset Chief Compliance Officer, as appropriate.

F.   Upholding  the Spirit of the Code of Ethics:  The Code of Ethics sets forth principles and standards of conduct, but it does not and cannot cover every possible  scenario  or  circumstance.  Each  person is  expected  to act in accordance  with the spirit of the Code of Ethics and their fiduciary duty.
     Technical  compliance  with  the  Code of  Ethics  is not  sufficient  if a particular action or series of actions would violate the spirit of the Code of Ethics.

G.   Western Asset Compliance  Policies and Procedures:  In addition to the Code of Ethics,  Western Asset has established  policies and procedures that are designed to address  compliance  requirements  and  conflicts and potential conflicts of interest not related to personal  trading.  Employees  have an obligation to follow Western Asset's compliance policies and procedures.

While the  spirit and  objectives  of the Code  generally  are the same for each person covered by the Code of Ethics,  different specific requirements may apply to different categories of people. Western Asset and the Funds have both adopted the Code of Ethics, and the requirements for Western Asset employees differ from those for Fund Directors.  You must understand what category or categories apply to you in order to understand which requirements you are subject to.

A.   Western  Asset  Employees,  Officers  and  Directors:  As  a  condition  of employment, all Western Asset employees,  officers and directors (generally referred to as "Western Asset  employees") must read,  understand and agree to comply with the Code of Ethics.  You have an obligation to seek guidance or take any  other  appropriate  steps to make  sure  you  understand  your obligations  under the Code of Ethics. On an annual basis, you are required to certify that you have read and  understand  the Code of Ethics and agree to comply.

B.   Directors of the Funds:  The Code of Ethics applies to both  interested and disinterested  Directors of the Funds, but different  requirements apply to each.

     1.   What are the "Funds"?  The Funds constitute Western Asset Income Fund,
          Western Asset Premier Bond Fund,  Western Asset Funds,  Inc.,  Western
          Asset/Claymore  U.S.  Treasury  Inflation  Protected  Securities Fund,
          Western  Asset/Claymore U.S. Treasury Inflation  Protected  Securities
          Fund 2, and Western  Asset/Claymore  U.S. Treasury Inflation Protected
          Securities Fund 3.

     2.   If a Director is  considered to be an  "interested  person" of a Fund, its investment adviser or principal  underwriter within the meaning of
          Section 2(a)(19) of the Investment Company Act of 1940, then he or she is considered an Interested Director.

     3.   If a Director is not considered to be an "interested  person," then he or she is considered to be a Disinterested Director.

     4.   If you are both a Fund Director and an employee of Western Asset, Legg
          Mason, or Claymore,  you are subject to the requirements that apply to you as an  employee  of  Western  Asset,  Legg Mason or  Claymore,  as applicable.

     5.   Interested   and   Disinterested   Directors   are  subject  to  those
          requirements forth in Section VIII.

C.   Access Persons: Western Asset employees and Fund Officers and Directors are considered  "Access  Persons"  because they may have access to  information regarding investment decisions, transactions and holdings. Other people may also  be  considered  to be  "Access  Persons"  and  subject  to  the  same requirements as Western Asset employees including the following:

     1.   Any  natural  person  that has the  power to  exercise  a  controlling influence  over the  management  and policies of Western  Asset or the
          Funds and who obtains information concerning recommendations made to a client account,  including a Fund, with regard to the purchase or sale of a security.

     2.   Any  person  who  provides  advice on behalf of  Western  Asset and is subject to Western Asset's  supervision and control.

     3.   Any other such person as the Chief Compliance Officer of Western Asset or the Funds designate.

D.   Equity Access  Persons:  If you are a Western  Asset  employee and you also have access to equity  holdings  and  transactions  deriving  from  Western
     Asset's support of the equity business conducted by an affiliated  company, you are  considered an "Equity  Access  Person." You are subject to all the requirements  applicable to Western Asset  employees,  but also must comply with  requirements  applying  to equity  securities.  The Chief  Compliance
     Officer of Western Asset determines who is an Equity Access Person.

E.   Investment  Persons:  If you are a Western Asset employee and you also make recommendations or investment  decisions on behalf of Western Asset as part of your regular  functions or duties,  or you make or participate in making recommendations  regarding the purchase or sale of securities for a Western
     Asset  client  or  account,  you are  considered  an  "Investment  Person."
     Investment  Persons are subject to all the  requirements  of Western  Asset employees,  but also must comply with additional  restrictions due to their knowledge  and  involvement  with  investment  decisions  Western  Asset is considering or planning for the future.

F.   Other Codes of Ethics: If you are an Access Person under this Code, but you are employed principally by affiliates of Western Asset and you are subject to a Code of Ethics that complies with  applicable  law, you are subject to the relevant  provisions of the Code of Ethics of your  principal  employer and not subject to this Code.

A.   Western Asset Operations Committee:

     1.   Responsibilities:  The Western Asset Operations Committee has ultimate responsibility for the Code of Ethics. The Operations  Committee shall review and approve or deny any changes or proposed changes to the Code of  Ethics.  The  Operations  Committee  shall also  receive  periodic reports from the Legal and Compliance  Department regarding violations of the Code of Ethics.  The Operations  Committee  shall determine the appropriate  policy  with  respect  to  sanctions  for Code of  Ethics violations.  The Operations  Committee may delegate the administration of this Code of Ethics to other individuals or departments,  including the power to impose sanctions for particular  violations  according to the framework approved by the Committee.

     2.   Interpretation:  The  Operations  Committee  is the final  arbiter  of questions of interpretation under this Code of Ethics.

B.   Western Asset Chief Compliance Officer:

     1.   Receipt of  Violations:  The Chief  Compliance  Officer  (known as the
          "CCO") for  Western  Asset is the  person  designated  to receive  all violations of the Code of Ethics.  If a Western Asset employee becomes aware  of a  violation  of  this  Code of  Ethics  or a  violation  of applicable  law, they have an obligation to report the matter promptly to the CCO.

     2.   Review of Violations: The Western Asset CCO must review all violations of the Code of Ethics and oversee any  appropriate  investigation  and subsequent response with respect to Western Asset.

C.   Chief Compliance Officer for the Funds:

     1.   Responsibilities:  The  Chief  Compliance  Officer  for the  Funds  is
          responsible for overseeing the administration of the Funds' compliance policies and procedures.

     2.   Reporting of  Violations:  All violations of the Funds' Code of Ethics must be reported to the Funds' Chief Compliance Officer. To the extent that a  violation  involves  a Fund  Director,  the  Funds'  CCO shall oversee any  appropriate  investigation  and subsequent  response with respect to the Funds.

A.   Comply with Applicable Law: A variety of securities  laws,  including those described in this Code of Ethics,  apply to the  operation of Western Asset and the Funds. It is your  responsibility  to understand  your  obligations under  these  laws  and to  comply  with  those  requirements.  You have an obligation to seek assistance  from the Legal and Compliance  Department if you are unsure of what your obligations are under this Code of Ethics.

B.   Fiduciary  Duty: As a fiduciary for Western  Asset  clients,  including the
     Funds,  you have an obligation to act in clients' best interests.  You must scrupulously  avoid serving your personal  interests ahead of the interests of clients and the Funds.  That includes making sure that client  interests come  first  and that you  avoid  any  potential  or  actual  conflicts  of interest.  That  fiduciary  duty  extends to all  aspects of the  business.
     Conflicts and potential conflicts can arise in a variety of situations. You may  have  information  regarding  clients,  their  investment  strategies, strategic plans,  assets,  holdings,  transactions,  personnel  matters and other  information.  This information may not be communicated in any manner to benefit yourself or other persons.  This obligation  extends to avoiding
     potential   conflicts   between  client  accounts  as  well.  You  may  not
     inappropriately favor the interests of one client over another.

C.   Compliance  with the Code of Ethics:  A current copy of this Code of Ethics is always  available upon request.  On an annual basis, you are required to acknowledge that you have received, understand and agree to comply with the
     Code of Ethics and that you have  complied with the Code of Ethics over the past year.

D.   Personal  Interests:  As a  general  matter,  you may not  improperly  take personal  advantage  of your  knowledge  of  recent,  pending  or  intended securities  activities for clients,  including the Funds. In addition,  you may not improperly  take  advantage of your position to personally  gain at the expense of the interests of Western Asset, clients, or the Funds.

E.   Maintaining  the Best Interests of Clients:  The provisions of this Code of
     Ethics  address  some of the ways in which you are  expected  to uphold the fiduciary duty to clients and the Funds. It is not an exclusive list.

F.   Confidentiality:  Unless otherwise permitted, information regarding clients or their accounts may not be shared with persons  outside of the Firm, such
     as  vendors,  family  members,  or  market  participants.   In  particular,
     information regarding the trading intentions of clients or Western Asset on behalf of its clients may not be shared.

G.   Personal trading:

     1.   A  potential   conflict   exists  between  the  interests  of  clients
          (including the Funds) and your personal  investment  activities.  This conflict may take shape in a variety of ways, including the particular trades you execute and the volume of trading you do.

     2.   You may not engage in an excessive  volume of trading in your personal accounts.  High volumes of personal  trading may raise  concerns  that your energies and interests are not aligned with client interests.

     3.   Depending on the particular security that you choose to buy, a holding period may also apply that  requires  you to hold that  security for a minimum period of time.

     4.   At all  times,  you have an  obligation  to  refrain  from  personally trading to manipulate the prices of securities and trading on material non-public information.

     5.   Given the potential conflict that exists between client  transactions, holdings and intentions and your personal trading  activity,  the Code of Ethics  contains  detailed  requirements  regarding  your  personal conduct and the  monitoring of your  personal  trading  activity.  The remaining  sections  of the Code of  Ethics  provide  guidance  on the requirements  that must be followed in  connection  with your personal trading activity.

A.   You must provide information regarding your personal investment accounts as required under this Code of Ethics.  Reporting  obligations  take effect at the  inception  of your  involvement  with  Western  Asset  or a Fund,  and continue on a monthly,  quarterly and annual basis. Western Asset employees and Interested Directors have reporting  obligations that differ from those of Disinterested Directors. As with other provisions of the Code of Ethics, you are expected to understand and comply with the  obligations  that apply to you.  (Interested and  Disinterested  Directors  should refer to Section
     VIII for a description of applicable provisions.)

B.   In order to monitor  potential  conflicts of interest  and your  compliance with the Code,  Western  Asset  employees  and  Interested  Directors  must
     identify   investment   accounts  and  provide  information  on  particular
     securities transactions in those accounts.

C.   Which  investment  accounts  do  Western  Asset  employees  and  Interested
     Directors need to report?

     1.   Report any of the following investment accounts:

          a)   Any investment  account with a broker-dealer or bank in which you have a direct or indirect  interest,  including accounts that are yours  or that  you  share  jointly  with  another  person.  This
               includes  joint  accounts,   spousal  accounts,   UTMA  accounts,
               partnerships, trusts and controlling interests in corporations.

               1)   This requirement  generally will cover any type of brokerage account opened with a broker-dealer or bank.

               2)   You must  also  report  any  Individual  Retirement  Account
                    ("IRA") held with a broker-dealer or bank.

          b)   Any investment  account with a  broker-dealer  or bank over which you have investment decision-making authority (including accounts you are named on, such as being a guardian,  executor or trustee, as well as  accounts  you are not  named on,  such as an  account owned by another  person for which you have been granted  trading authority).

          c)   Any investment  account with a broker-dealer  or bank established by partnership,  corporation, or other entity in which you have a direct or  indirect  interest  through  any  formal  or  informal understanding or agreement.

          d)   Any college savings  account in which you hold securities  issued under  Section 529 of the Internal  Revenue Code and in which you have a direct or indirect interest.

          e)   Any other account that the Western Asset Operations  Committee or its  delegate  deems  appropriate  in light of your  interest  or involvement.

          f)   You are  presumed to have  investment  decision-making  authority for, and  therefore  must  report,  any  investment  account of a member  of  your  immediate  family  if  they  live  in the  same household as you.  (Immediate  family  includes a spouse,  child, grandchild,

               stepchild, parent, grandparent, sibling, mother or father-in-law, son or daughter  in-law,  or brother or sister  in-law.)  You may rebut this  presumption if you are able to provide  Western Asset with  satisfactory  assurances that you have no material interest in the account and exercise no control over investment  decisions made regarding the account. Consult with the Legal and Compliance
               Department for guidance regarding this process.

     2.   Do not report any of the following accounts:

          a)   Do  not  report  investment  accounts  that  are  not  held  at a broker-dealer  or bank that permit  investments only in shares of open-end investment companies or funds:

               1)   Do not report  such an  investment  account  if the  account holds only shares in money market funds.

               2)   Do not report such an investment  account if you only invest in  open-end  funds not  advised or  sub-advised  by Western
                    Asset or a Legg Mason  affiliate.  If you begin investing in open-end funds advised or sub-advised by Western Asset or an affiliate, you must report the investment account.

          b)   Do not report any  401(k),  403(b) or other  retirement  accounts unless there is trading  activity in funds advised or sub-advised by Western Asset or an affiliate.  The list is available from the
               Legal and Compliance  Department.  Note: If you have a Legg Mason
               401(k) account, no additional reporting is required,  but you are subject to the holding period  requirements  described in Section
               VII of this Code of Ethics.

D.   What reports are Western Asset employees and Interested  Directors required to provide?

     1.   At hire:  What  information is required when you are hired or become a
          Western Asset employee or an Interested Director of a Fund?

          a)   You must report all of your investment accounts. (See paragraph C above for more detail for which accounts must be reported.)

          b)   The report must either  include  copies of statements or the name of the broker,  dealer or bank,  title on the  account,  security names,  and the  number of  shares  and  principal  amount of all holdings.

          c)   You must sign and date all initial reports.

          d)   You must report required information within 10 calendar days from the date of hire or the date on which you become a Western  Asset employee or Interested Director.

          e)   All the information  that you report must be no more than 45 days old.

          f)   The Legal and Compliance  Department will attempt to arrange with your  brokerage  firm  to  receive  duplicate  confirmations  and statements to enable the firm to monitor your trading activities, but your assistance may be required.

                                       10

     2.   Quarterly  Transaction  Reports:  What  information  is  required on a quarterly basis?

          a)   You must report all  transactions in covered  securities in which you  have a  direct  or  indirect  beneficial  interest  during a quarter  to the Legal and  Compliance  Department  within 30 days after quarter end,  regardless of whether the account is required to be reported under paragraph C above.

               1)   What are "covered securities"?  "Covered securities" are any security as defined by the Investment  Advisers Act of 1940,
                    Investment  Company Act of 1940,  any  financial  instrument related to a security,  including  fixed income  securities, any equity  securities,  any  derivatives on fixed income or equity  securities,  ETFs,  closed-end mutual funds, and any open-end  mutual funds  managed,  advised or  sub-advised by
                    Western Asset or an affiliate.

               2)   "Covered  securities" does not include obligations of the US
                    government,   bankers  acceptances,   bank  certificates  of
                    deposit,  commercial  paper and high quality short term debt
                    instruments   such  as  repurchase   agreements   and  other
                    instruments as set forth in Section VI.C.3.

          b)   The  report  shall  state  the title and  number of  shares,  the principal amount of the security involved,  the interest rate and
               maturity  date  if  applicable,   the  date  and  nature  of  the
               transaction,  the price at which the transaction was effected and the name of the broker,  dealer or bank with or through  whom the transaction was effected.

          c)   The report must also include the date it was submitted.

          d)   You may not be required  to file a quarterly  report if the Legal and  Compliance  Department  received  duplicate  copies  of your broker  confirmations  and  statements  within  the 30  day  time period.  From time to time,  however,  the  Legal and  Compliance
               Department may not receive all duplicate  statements from brokers or may not receive them on a timely  basis.  In those cases,  you will be notified by the Legal and  Compliance  Department and you have an obligation to provide  copies of the statements or report all  transactions  you  execute  during the quarter in some other form.

          e)   If you have no investment accounts or executed no transactions in covered  securities,  you may be asked to confirm that you had no investment  activity  (either  independent  of an account or in a newly opened account).

3.       Annual Holdings Reports: What information is required on an annual basis?

          a)   You must  provide a list of all covered  securities  in which you have a direct or indirect  interest,  including those not held in an account at a broker-dealer  or bank. The list must include the title,  number of shares  and  principal  amount of each  covered security. Copies of investment account statements containing such information are sufficient.

          b)   You must report the account  number,  account name and  financial institution for each investment  account with a broker-dealer  of bank for which you are required to report.

          c)   While the Western Asset Legal and  Compliance  Department  may be
               receiving   duplicate   statements  and  confirmations  for  your
               investment  accounts,   this  annual  reporting   requirement  is
               intended  to serve as a check to make  sure  that all of  Western
               Asset's information is accurate and current.

                                       11

          d)   The information in the annual report must be current as of a date no more  than 45 days  before  the  report is  submitted  and the annual  report  must  include  the date it was  submitted  to the
               Western Asset Legal and Compliance Department.

          e)   You also must certify  annually  that you have  complied with the requirements  of this Code of Ethics and that you have  disclosed
               or  reported  all  transactions  and  holdings   required  to  be
               disclosed or reported pursuant to the requirements of this Code.

     4.   Confirmations and Statements: Your assistance may be required, but the
          Western Asset Legal and Compliance  Department will attempt to arrange to receive  duplicate copies of transaction  confirmations and account statements for each  investment  account  directly from each financial institution with whom you have reported having an investment account.

     5.   New  Investment  Accounts:  When do I need to  report  new  investment accounts that are required to be reported under the Code of Ethics?

          a)   After you open an account or after you assume a role or obtain an interest in an account that  requires  reporting (as discussed in
               Section  V.C.1),  you have 30 calendar  days after the end of the quarter to report the account.

          b)   You  must  report  the  title  of the  account,  the  name of the financial  institution for the account,  the date the account was established  (or the date on which  you  gained  an  interest  or authority  that requires the account to be reported) and the date reported.

E.   What additional  reporting  obligations exist for Directors and Officers of
     Closed-End Investment  Companies,  officers or Western Asset, or members of the Western Asset Investment Strategy Group?

     1.   Section 16 of the Securities  Exchange Act of 1934 requires  Directors and  Officers of any  closed-end  investment  company to report to the
          Securities and Exchange Commission changes in their personal ownership of that closed-end  investment company's stock. Note that reporting is not  required for all  close-end  investment  companies,  but only the shares  of those  closed-end  funds  for  which a person  serves  as a director or officer.

     2.   In addition, Section 16 requires Western Asset officers and members of the Western Asset Investment Strategy Group to forfeit to the Fund any profit  realized from any purchase and sale, or any sale and purchase, of Fund shares within any period of less than six months. Such persons should consult the Western Asset Legal and  Compliance  Department for
          further guidance regarding  specific  provisions of the law, including applicable reporting requirements.

     3.   If provided  with the necessary  information,  the Western Asset Legal and  Compliance  Department  will assist and make the filings with the
          Securities and Exchange Commission on your behalf.

                                       12

A.   Before you execute a personal  trade,  the trade may need to be pre-cleared to ensure that there is no conflict with Western  Asset's  current  trading activities  on behalf of its clients  (including  the  Funds).  All Western
     Asset  employees are required to pre-clear  trades in securities  except as provided below.

B.   What trades must be pre-cleared?  Trades in any of the following:

     1.   Any Security:  Unless excluded below, you must pre-clear trades in any security,  which  means any bond,  stock,  debenture,  certificate  of interest or  participation  in any profit  sharing  venture,  warrant, right and generally  anything that meets the  definition of "security"
          under the Investment  Advisers Act of 1940 and the Investment  Company
          Act of 1940.  Except for money market  instruments  and G-7 government direct obligations, all fixed income securities must be pre-cleared.

     2.   Restricted  List:  You are required to pre-clear the securities of any issuer that are listed on the Western Asset restricted list.

     3.   Common  Stocks:  You are only  required to pre-clear  publicly  traded common  stocks if you have been  designated as an Equity Access Person
          (as  defined in Section  II),  subject to a large cap stock de minimus test or if the  issuer of the  common  stock is listed on the  Western
          Asset  restricted  list.  Restrictions  also apply to  investments  in
          private  placements   (including  private  funds)  or  initial  public
          offerings (see paragraphs 7 and 8 below).

     4.   Any  derivative  of a  security:  Trades in any  financial  instrument related to a security  that is required to be  pre-cleared,  including options  on  securities,  futures  contracts,  single  stock  futures, options  on  futures  contracts  and  any  other  derivative  must  be pre-cleared.

     5.   Shares in any Affiliated Investment Company or Fund:  Pre-clearance is required if you  purchase  or sell  shares of  open-end or  closed-end funds  advised or  sub-advised  by Western  Asset outside of your Legg
          Mason 401(k) participant account. This includes pre-clearance for such purchases  or  sales in a  spouse's  retirement  account.  You are not required to  pre-clear  trades in your Legg Mason  401(k)  participant account.  Note: No  pre-clearance  is required for  investments in any money market funds.

     6.   Systematic Investment Plans:  Pre-clearance is required when executing an  initial  instruction  for any  purchases  or  sales  that are made pursuant to a systematic  investment  or withdrawal  plan  involving a security  that  requires  pre-clearance.  For  example,  a  systematic investment  plan that  regularly  purchases  shares of a Western Asset
          Fund would need to be  pre-cleared  when the initial  instruction  was made,  but not for each  specific  subsequent  purchase.  A systematic investment  or  withdrawal  plan is one pursuant to which a prescribed
          purchase   or  sale  will  be   automatically   made  on  a   regular,
          predetermined  basis without  affirmative action by the Access Person.
          As such, only the initial  investment  instruction (and any subsequent changes to the instruction) requires pre-clearance.

     7.   Private  Placement  Securities:   All  Western  Asset  employees  must
          pre-clear  any  trades in  private  placement  securities  (i.e.,  any offering that is exempt from registration  under the Securities Act of
          1933  pursuant to section  4(2) or 4(6) or pursuant to rule 504,  rule
          505,  or

                                       13

          rule 506 under the Securities Act of 1933) whether or not fixed income
          related.   This   requirements   includes   all   private   investment
          partnerships  or funds such as hedge  funds and  private  real  estate holding partnerships..

     8.   Initial Public  Offerings:  Investment  Persons (as defined in Section
          II) are prohibited from participating in Initial Public Offerings, but
          other  Western  Asset  employees  may   participate   after  obtaining
          pre-clearance.

     9.   529  College  Savings  Plans:  Any  transaction  in units of a college savings plan  established  under  Section 529 of the Internal  Revenue
          Code where the  underlying  investments  are open-end funds advised or sub-advised by Western Asset or an affiliate.  A list of such funds is available from the Legal and Compliance Department.

     10.  Transactions in Retirement  Accounts and Deferred  Compensation Plans:
          All  purchases or sales of  investment  companies or funds  advised or sub-advised by Western Asset in any retirement account other than your
          Legg Mason 401(k)  participant  account or Deferred  Compensation Plan must be  pre-cleared.  Note:  Trades in your Legg Mason 401(k) account are  not  required  to be  pre-cleared,  but are  subject  to a 60 day holding  period if they are Legg Mason funds or if they are advised or sub-advised by Western Asset.

     11.  Shares  of  Preferred   Stock:  You  are  required  to  pre-clear  all
          transactions in shares of preferred stock.

C.   What trades are not required to be pre-cleared?

     1.   Common  Stocks:  As long as the issuer of the securities is not listed on the  Western  Asset  restricted  list,  you  are  not  required  to
          pre-clear   publicly   traded  common  stocks  unless  you  have  been
          designated as an Equity Access Person. All Western Asset employees are also required to pre-clear an equity security in the case of a private placement or an initial  public  offering  (see  paragraphs 6 and 7 in
          Section B above).  De minimus  exception for Equity  Access  Persons :
          Unless the issuer is on the  Western  Asset  restricted  list,  Equity
          Access Persons need not pre-clear  transactions involving no more than
          500 shares per issuer (or the equivalent number of shares  represented by  ADRs)  per day in  securities  of  companies  trading  on US stock exchanges  or NASDAQ  with  market  capitalizations  of $10 billion or more. In the case of options, an employee may purchase or sell up to 5 option  contracts  to  control  up to 500  shares  in  the  underlying security of such large cap company.

     2.   Government  Securities:  Trades in any direct  obligations of the U.S.
          Government or any G7 government are not required to be pre-cleared.

     3.   High Quality Short-term Debt Instruments: High quality short term debt
          instruments  including  bankers  acceptances,   bank  certificates  of
          deposit,  commercial  paper,  variable-rate  demand notes,  repurchase agreements and other high quality short-term debt instruments (meaning any  instrument  that has a maturity at issuance of less than 366 days and that is rated in one of the two  highest  rating  categories  by a nationally recognized statistical rating organization,  such as S&P or
          Moody's) are not required to be  pre-cleared.

     4.   Money Market Funds: Trades in any investment company or fund that is a money market fund are not required to be pre-cleared.

     5.   Open-End  Mutual Funds:  Trades in open-end  mutual funds that are not advised  or  sub-advised  by  Western  Asset  are not  required  to be pre-cleared.

     6.   Closed-End   Mutual   Funds  and  Exchange   Traded  Funds   ("ETFs"):
          Transactions  of closed end mutual  funds and ETFs are not required to be pre-cleared unless the closed end mutual fund is advised by Western
          Asset.

                                       14

     7.   Transactions  Retirement  Accounts  and Deferred  Compensation  Plans:
          Purchases or sales of investment companies or funds in your Legg Mason
          401(k)  participant  account  or  Deferred  Compensation  Plan are not required to be  pre-cleared.  Note:  Trades in your Legg Mason  401(k)
          account  are not  required  to be  pre-cleared,  but are  subject to a holding  period  requirement  if they are  advised or  sub-advised  by
          Western Asset.

     8.   Systematic  Investment  Plans:  Any  purchases  or sales that are made pursuant  to a  systematic  investment  or  withdrawal  plan  that has previously  been  approved by a  Pre-Clearance  Officer.  A systematic investment  plan  is  any  plan  where  a sale  or  purchase  will  be automatically  made on a regular,  predetermined  basis  without  your authorization  for each  transaction.  The first  instruction  must be pre-cleared,  but  each  subsequent  purchase  is not  required  to be pre-cleared  unless  changes  are made to the  terms  of the  standing order.

     9.   No Knowledge:  Securities  transactions where you have no knowledge of the  transaction  before it is completed  (for example,  a transaction effected  by a  Trustee  of a  blind  trust  or  discretionary  trades involving an investment  partnership or investment  club, when you are neither  consulted nor advised of the trade before it is executed) are not required to be pre-cleared.

     10.  Certain Corporate Actions: Any acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers,  consolidations,  spin-offs,  exercise  of  rights  or  other
          similar   corporate   reorganizations   or   distributions   generally
          applicable  to all  holders  of the same  class of  securities  is not required to be pre-cleared.

     11.  Options-Related Activity: Any acquisition or disposition of a security in  connection  with  an  option-related  transaction  that  has  been previously  approved.  For example, if you receive approval to write a covered call, and the call is later exercised, you are not required to obtain pre-clearance in order to exercise the call. Pre-clearance of a derivative of a security is required only if the  underlying  security requires pre-clearance.

     12.  Commodities, Futures and Options on Futures: Any transaction involving commodities,  futures  (including  currency  futures  and  futures  on securities  comprising  part of a broad-based,  publicly traded market based  index of stocks)  and  options  on  futures.  Pre-clearance  is required  for any  single  issuer  derivatives,  such as single  stock futures.

     13.  529  College  Savings  Plans:  Any  transaction  in units of a college savings plan  established  under  Section 529 of the Internal  Revenue
          Code, unless the underlying investment includes open-end funds advised or sub-advised by Western Asset or an affiliate.

     14.  Miscellaneous:  Any transaction in any other securities as the Western
          Asset Chief  Compliance  Officer may designate on the grounds that the risk of abuse is minimal or non-existent.

D.   How does pre-clearance process work?

     1.   Understand  the  Pre-clearance  requirements:  Review  Section VI.C to determine if the security requires pre-clearance.

     2.   Trading  Authorization  Form: A Trading  Authorization  Form should be obtained and completed.

     3.   Submission for approval: The form must be submitted to a Pre-clearance
          Officer  for  a  determination  of  approval  or  denial.   The  Chief
          Compliance Officer shall designate  Pre-clearance Officers to consider requests for approval or denials.

     4.   Approval or Denial: The Pre-clearance  Officer shall determine whether approval of the proposed trade would place the individual's  interests ahead of the interests of Western Asset

                                       15

          clients  (including the Funds).  To be valid, a Pre-clearance  Officer must sign the Trading Authorization Form.

     5.   Expiration of Trading Permission:  Trade authorizations  expire at the end of the trading day during which  authorization  is granted.  Trade authorizations  also  expire if they are  revoked or if you learn that the  information  provided in the Trade  Authorization  request is not accurate.  If the authorization  expires,  a new authorization must be obtained  before the trade order may be placed.  If an order is placed but has not been executed  before the  authorization  expires (e.g., a limit order),  no new  authorization  is necessary unless the order is amended in any way.

     6.   Transactions of a Pre-clearance  Officer: A Pre-clearance  Officer may not approve his or her own Trading Authorization Form.

     7.   Proxies:  You may designate a representative  to complete and submit a
          Trade  Authorization  Form if you are unable to  complete  the form on your behalf in order to obtain proper authorization.

A.   In  addition  to  reporting  and  pre-clearance  obligations,  you are also subject to  restrictions  regarding  the manner in which you trade and hold securities  in any  personal  investment  accounts  for  which  you  report transactions.  (Section V of this Code of Ethics  describes  which accounts must be reported.)

B.   For all Western Asset employees:

     1.   Market manipulation: You shall not execute any securities transactions with the intent to raise, lower, or maintain the price of any security or to falsely create the appearance of trading activity.

     2.   Trading  on inside  information:  You shall not  purchase  or sell any security if you have material nonpublic information about the security or the issuer of the security. You are also subject to Western Asset's policy on  insider  trading.  This  policy  applies  both to  personal transactions  and to transactions  executed by Western Asset personnel on behalf of client accounts.

     3.   Excessive  personal trading:  You may not engage in excessive personal trading,  as may be set forth in Western  Asset  policies from time to time.

     4.   Regardless of whether a transaction is specifically prohibited in this
          Code  of  Ethics,  you  may  not  engage  in any  personal  securities transactions  that (i) impact your ability to carry out your  assigned duties or (ii)  increase  the  possibility  of an  actual or  apparent conflict of interest.

C.   Initial Public Offerings For Investment Persons: Investment Persons may not
     purchase any securities through an initial public offering.

D.   Holding Periods for certain mutual funds,  investment companies and/or unit trusts:

                                       16

     1.   Holding  periods apply for any funds advised or sub-advised by Western
          Asset or any affiliate,  including both open-end and closed-end funds.
          Lists of applicable  funds will be made available for reference by the
          Legal and Compliance Department.

     2.   For Western Asset employees:

          a)   After  purchase in an account of a fund advised by Western  Asset or any Legg  Mason  fund,  you must  hold that  security  in that account for at least 60 calendar days from the date of purchase.

          b)   Note that this  limitation also applies to any purchases or sales
               in  your  individual   retirement   account,   401(k),   deferred
               compensation  plan, or any similar  retirement plan or investment account for you or your immediate family.

          c)   There is no holding  period for purchases or sales done through a systematic investment or withdrawal plan.

E.   Blackout Periods:

     1.   One Day Blackout period for all Western Asset employees:

          a)   You may not  purchase  or sell a  fixed-income  security  (or any security  convertible  into a fixed income security) of an issuer on the same day in which Western Asset is purchasing or selling a fixed-income security from that same issuer.

          b)   Contemporaneous  trading  activity will be the basis for a denial of a request for trading pre-clearance.

     2.   Seven Day Blackout period for Investment Persons:

          a)   You may not  purchase  or sell a fixed  income  security  (or any security  convertible  into a fixed  income  security) if Western
               Asset  purchases or sells  securities  of the same issuer  within seven  calendar days before or after the date of your purchase or sale.

     3.   60 Day Blackout period for Investment Persons:

          a)   After the  purchase of any fixed income  security,  you must hold that  security  for at least  60  calendar  days if,  at any time during that 60 day period,  any fixed income security of the same issuer was held in any Western  Asset client  account  (including
               Funds).

          b)   Example:  If you  purchase a fixed income  security,  you may not sell that  security  for 60 days if, at any time during  those 60 days,  Western  Asset held that same  security or any other fixed income security of the same issuer. In such a case, you must wait beyond 60 calendar days in order to sell the security.

     4.   Exceptions to the blackout periods.  The blackout periods do not apply to the following transactions:

          a)   Options on broad-based  indices:  Transactions  in options on the following  broad-based  indices:  S&P 500,  S&P 100,  NASDAQ 100,
               Nikkei 300, NYSE Composite,  and Wilshire Small Cap indices.  The permitted  indices may change from time to time by designation of the Chief Compliance Officer.

          b)   Sovereign Debt of Non-US and non-UK Governments:  Transactions in
               sovereign  debt of non-US  and non-UK  governments  with an issue size of  greater  than $1 billion  and

                                       17

               issued either in the home currency,  US dollars or U.K. Sterling.
               These  transactions  may still require  pre-clearance if they are issued by non-G7 countries.

          c)   Pre-Clearance  Sought and  Obtained in Good Faith:  The  blackout period restriction may be deemed inapplicable if, consistent with the overarching duty to put client interests ahead of personal or
               Firm  interests,  an Access Person making a personal  transaction has sought and received  pre-clearance.  This  determination will take into account such factors as the degree of involvement in or access to the persons or teams making the investment decision.

                                       18

A.   Interested  Directors of the Funds that are also Western Asset,  Legg Mason or Claymore employees

     1.   If you are an Interested Director and also a Western Asset, Legg Mason or  Claymore  employee,  you are  subject  to all the  Code of  Ethics requirements  that  apply to you as a  Western  Asset,  Legg  Mason or
          Claymore employee.  Accordingly,  if you are a Western Asset employee, you are required to comply with all provisions of this Code of Ethics.
          If you are a Legg Mason or Claymore  employee,  you are not subject to the  provision of this Code of Ethics,  but you are required to comply with the Legg Mason or Claymore Code of Ethics, as applicable.

     2.   You are also  subject  to the  requirements  under  Section  16 of the
          Securities and Exchange Act of 1934. For Interested  Directors who are
          also Western Asset employees,  this obligation is addressed in Section
          V.E. of this Code of Ethics.

B.   Interested Directors of the Funds that are not Western Asset, Legg Mason or
     Claymore employees

     1.   Applicable  Provisions  of the  Code  of  Ethics:  For  an  Interested
          Director that is not a Western Asset, Legg Mason or Claymore employee, only the  requirements  as set forth in the following  Sections of the
          Code of Ethics shall apply:  Section I  (Objectives  and Spirit of the
          Code),  Section II (Persons Subject to the Code), Section III (Persons
          Who Administer the Code) and Section V (Reporting of Personal Trading)
          and Section VIII  (Requirements for Fund Directors) shall apply. These sections  may also  incorporate  other  parts of the Code of Ethics by reference.

     2.   Rule 17j-1 Requirements with Respect to Reporting of Personal Trading:
          Notwithstanding  the  requirements set forth in Section V of this Code of Ethics relating to Reporting of Personal Trading,  the requirements of Section V shall only apply to the extent required by Rule 17j-1. In particular, no reporting of any open-end mutual funds is required.

     3.   Section 16 Reporting: Section 16 of the Securities and Exchange Act of
          1934  requires all  Directors of  closed-end  investment  companies to report  changes in your  personal  ownership  of shares of  investment companies  for which you a Director.  If provided  with the  necessary information,  the Legal and Compliance Department will assist and make filings with the Securities and Exchange Commission on your behalf.

     4.   Section 16 Personal Trading Restrictions: Section 16 of the Securities
          and Exchange Act requires a Director to forfeit to the Fund any profit realized from any purchase and sale, or any sale and purchase, of Fund shares within any period of less than six months.

                                       19

C.   Disinterested Directors of the Funds

     1.   Applicable  Provisions  of  the  Code  of  Ethics:  For  Disinterested
          Directors of the Funds,  only the  following  Sections of this Code of
          Ethics shall apply: Sections I (Objectives and Spirit of the Code), II
          (Persons  Subject to the Code), III (Persons Who Administer the Code),
          and Section VIII (Requirements of Fund Directors).

     2.   Reporting of Personal Trading:

          a)   Disinterested Directors are not required to make any reports that would  be  otherwise  required  of  Western  Asset  employees  or
               Interested Directors under this Code of Ethics.

          b)   Disinterested  Directors are required to report any time that the
               Director purchased or sold a security in which he or she directly or  indirectly  had  a  beneficial  ownership  or a  director  or indirect  interest  and knew or should have known in the ordinary course  of  fulfilling  his  or  her  official  duties  as a Fund
               Director  that  the  Fund or its  advisers  purchased  or sold or considered  purchasing or selling the same security during the 15 days  before or after the date on which  the  Director  bought or sold the security.

          c)   Such  reports  shall be filed with the  Western  Asset  Legal and
               Compliance  Department  for  Disinterested  Directors  of Western
               Asset Income Fund,  Western Asset Funds,  Inc., and Western Asset
               Premier Bond Fund. For Directors of Western  Asset/Claymore  U.S.
               Treasury   Inflation    Protected    Securities   Fund,   Western
               Asset/Claymore U.S. Treasury Inflation Protected  Securities Fund
               2, or Western  Asset/Claymore  U.S. Treasury Inflation  Protected
               Securities  Fund 3, such reports shall be filed with the Claymore
               Advisors, LLC Legal Department.

     3.   Section 16 Reporting: Section 16 of the Securities and Exchange Act of
          1934  requires all  Directors of  closed-end  investment  companies to report  changes in your  personal  ownership  of shares of  investment companies  for which you a Director.  If provided  with the  necessary information,  the Legal and Compliance Department will assist and make filings with the Securities and Exchange Commission on your behalf.

     4.   Section 16 Personal Trading Restrictions: Section 16 of the Securities
          and Exchange Act requires a Director to forfeit to the Fund any profit realized from any purchase and sale, or any sale and purchase, of Fund shares within any period of less than six months.

                                       20